Redfin Reports Fourth Quarter and Full Year 2021 Financial Results

SEATTLE - February 17, 2022 - Redfin Corporation (NASDAQ: RDFN) today announced results for its fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021
Fourth quarter revenue was $643.1 million, an increase of 163% compared to the fourth quarter of 2020. Gross profit was $108.0 million, an increase of 35% year-over-year. Real estate services gross profit was $75.2 million, a decrease of 7% year-over-year, and real estate services gross margin was 33%, compared to 41% in the fourth quarter of 2020.

Net loss was $27.0 million, compared to a net income of $14.0 million in the fourth quarter of 2020. Net loss attributable to common stock was $28.4 million. Net loss per share attributable to common stock, diluted, was $0.27, compared to net income per share, diluted, of $0.11 in the fourth quarter of 2020.

Full Year 2021
Full year revenue was $1,922.8 million, an increase of 117% year-over-year. Gross profit was $403.8 million, an increase of 74% year-over-year. Real estate services gross profit was $300.0 million, an increase of 28% year-over-year, and real estate services gross margin was 33%, compared to 36% in 2020.

Net loss was $109.6 million, compared to a net loss of $18.5 million in 2020. Net loss attributable to common stock was $116.9 million. Net loss per share attributable to common stock, diluted, was $1.12, compared to a net loss per share, diluted, of $0.23 in 2020.

“Fourth-quarter revenues and net income exceeded our expectations,” said Redfin CEO Glenn Kelman. “More importantly, Redfin is broadening its sources of customer value and corporate income, with title, mortgage, and iBuying now on track to generate gross profits, after years of being subsidized by our brokerage. Entering an uncertain market, Redfin’s pricing power and on-demand service will let us take share and improve operating margins.”

Fourth Quarter Highlights
•Reached market share of 1.15% of U.S. existing home sales by value in the fourth quarter of 2021, an increase of 11 basis points from the fourth quarter of 2020.(1)
•Saved homebuyers and sellers over $77 million in the fourth quarter and over $288 million in 2021. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.
•Redfin’s mobile apps and website reached nearly 45 million average monthly users in the fourth quarter. For the year, Redfin reached a record of more than 47 million average monthly users, an increase of 10% compared to 2020.
•Expanded brokerage services into Big Bear, California; Ocean City, Maryland; and Ulster County, New York, furthering Redfin’s presence in popular vacation home destinations.

•Launched RedfinNow in the Minneapolis metro area, reaching a total of 30 markets.
•Confirmed Redfin sells homes faster and for more money than other brokerages for the 6th year in a row. Nationwide Redfin listings sold about 5 days faster and for $1,600 more than comparable listings from other brokerages according to a third-party study that we commissioned.
•Welcomed the inaugural class of 32 Redfin agents to our Career Accelerator pilot program, bringing professionals with a diversity of backgrounds to our Seattle and Washington, D.C. teams.
•Since December 2020, raised more than $1 million to build paths to homeownership for working families through Redfin Rise, an employee funded non-profit partnership.
•Delivered improved software for customers, agents, partners and renovations staff including:
•New search filters for customers to tailor the home search including pet friendliness and Walk Score.
◦On-the-go tour scheduling for Redfin agents via Mobile Agent Tools.
◦Speed improvements that help customers move quickly in a competitive market, including faster listing notifications and identifying Hot Homes that are likely to sell quickly within 5 minutes of being listed.
◦SharePlay feature that lets buyers house-hunt together via FaceTime.
◦Automated resale forecasting and renovation timeline model for RedfinNow’s investment and renovation teams.
•Subsequent to the fourth quarter, launched our annual media campaign on February 5: Welcome to the Housing Market and Redfin Knows What You Like.

(1) We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales. We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 17, 2022, and are subject to substantial uncertainty.

For the first quarter of 2022 we expect:
•Total revenue between $535 million and $560 million, representing a year-over-year growth between 99% and 109% compared to the first quarter of 2021. Included within total revenue are real estate services segment revenue between $165 million and $171 million, properties segment revenue between $330 million to $350 million, rentals revenue between $37 million and $38 million, and mortgage revenue of $3 million.
•Total net loss is expected to be between $122 million and $115 million, compared to net loss of $36 million in the first quarter of 2021. RentPath’s contribution to the net loss is expected to be approximately $19 million. This guidance includes approximately $45 million in total marketing expenses, $19 million of stock-based compensation, $15 million of depreciation and amortization, and $5 million of net interest expense. In addition, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2021, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, instant home-buying (iBuying), rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 100 markets across the U.S.
and Canada and employ over 6,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$591,003	$925,276
Restricted cash	127,278	20,544
Short-term investments	33,737	131,561
Accounts receivable, net of allowances for credit losses of $1,298 and $160	69,594	54,719
Inventory	358,221	49,158
Loans held for sale	35,759	42,539
Prepaid expenses	22,948	12,131
Other current assets	7,524	4,898
Total current assets	1,246,064	1,240,826
Property and equipment, net	58,671	43,988
Right-of-use assets, net	54,200	44,149
Long-term investments	54,828	11,922
Goodwill	409,382	9,186
Intangible assets, net	185,929	1,830
Other assets, noncurrent	12,898	8,619
Total assets	$2,021,972	$1,360,520
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$12,546	$5,644
Accrued and other liabilities	118,122	82,644
Warehouse credit facilities	33,043	39,029
Secured revolving credit facility	199,781	23,949
Convertible senior notes, net	23,280	22,482
Lease liabilities	15,040	11,973
Total current liabilities	401,812	185,721
Lease liabilities, noncurrent	55,222	49,339
Convertible senior notes, net, noncurrent	1,214,017	488,268
Payroll tax liabilities, noncurrent	—	6,812
Deferred tax liabilities	1,201	0
Total liabilities	1,672,252	730,140
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 and 40,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	39,868	39,823
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 106,308,767 and 103,000,594 shares issued and outstanding at December 31, 2021 and 2020, respectively	106	103
Additional paid-in capital	682,084	860,556
Accumulated other comprehensive (loss) income	(174)	211
Accumulated deficit	(372,164)	(270,313)
Total stockholders’ equity	309,852	590,557
Total liabilities, mezzanine equity, and stockholders’ equity	$2,021,972	$1,360,520

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Service	$265,992	$204,452	$1,042,112	$674,345
Product	377,065	40,065	880,653	211,748
Total revenue	643,057	244,517	1,922,765	886,093
Cost of revenue(1)
Service	161,780	122,642	648,660	437,484
Product	373,253	41,755	870,285	216,499
Total cost of revenue	535,033	164,397	1,518,945	653,983
Gross profit	108,024	80,120	403,820	232,110
Operating expenses
Technology and development(1)	43,894	23,610	156,718	84,297
Marketing(1)	22,397	7,270	138,740	54,881
General and administrative(1)	66,962	23,601	218,315	92,140
Total operating expenses	133,253	54,481	513,773	231,318
(Loss) income from operations	(25,229)	25,639	(109,953)	792
Interest income	163	215	635	2,074
Interest expense	(3,939)	(11,864)	(11,762)	(19,495)
Income tax benefit	744	—	6,107	—
Other income (expense), net	1,259	45	5,360	(1,898)
Net (loss) income	$(27,002)	$14,035	$(109,613)	$(18,527)
Dividend on convertible preferred stock	(1,394)	(1,640)	(7,269)	(4,454)
Undistributed earnings attributable to participating securities	—	(242)	—	—
Net (loss) income attributable to common stock—basic and diluted	$(28,396)	$12,153	$(116,882)	$(22,981)
Net (loss) income per share attributable to common stock—basic	$(0.27)	$0.12	$(1.12)	$(0.23)
Weighted average shares of common stock—basic	105,739,395	102,176,459	104,683,460	98,574,529
Net (loss) income per share attributable to common stock—diluted	$(0.27)	$0.11	$(1.12)	$(0.23)
Weighted average shares of common stock—diluted	105,739,395	109,461,342	104,683,460	98,574,529

Net (loss) income	$(27,002)	$14,035	$(109,613)	$(18,527)
Other comprehensive (loss) income
Foreign currency translation adjustments	4	13	6	(3)
Unrealized gain (loss) on available-for-sale securities	217	(110)	379	172
Total comprehensive (loss) income	(26,781)	13,938	(109,228)	(18,358)

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$3,595	$2,863	$13,614	$8,844
Technology and development	6,288	4,828	23,275	16,564
Marketing	736	439	2,350	1,569
General and administrative	4,667	3,079	15,483	9,996
Total	$15,286	$11,209	$54,722	$36,973

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2021	2020
Operating Activities
Net loss	$(109,613)	$(18,527)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	46,906	14,564
Stock-based compensation	54,722	36,973
Amortization of debt discount and issuance costs	4,989	12,038
Non-cash lease expense	11,630	9,204
Impairment costs	—	2,063
Loss on repurchases and conversions of convertible senior notes	—	4,634
Net loss (gain) on IRLCs, forward sales commitments, and loans held for sale	815	(1,921)
Other	(4,227)	(349)
Change in assets and liabilities:
Accounts receivable, net	(7,149)	(35,496)
Inventory	(309,063)	25,432
Prepaid expenses and other assets	(12,248)	2,333
Accounts payable	3,059	2,086
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	25,791	39,092
Lease liabilities	(13,268)	(11,312)
Origination of loans held for sale	(986,982)	(677,310)
Proceeds from sale of loans originated as held for sale	993,070	657,763
Net cash (used in) provided by operating activities	(301,568)	61,267
Investing activities
Purchases of property and equipment	(27,492)	(14,686)
Purchases of investments	(146,274)	(198,172)
Sales of investments	98,687	7,887
Maturities of investments	106,773	147,852
Cash paid for acquisition	(608,000)	—
Net cash used in investing activities	(576,306)	(57,119)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	39,801
Proceeds from the issuance of common stock, net of issuance costs	—	69,701
Proceeds from the issuance of common stock pursuant to employee equity plans	22,772	21,072
Tax payments related to net share settlements on restricted stock units	(27,066)	(16,852)
Borrowings from warehouse credit facilities	942,993	662,278
Repayments to warehouse credit facilities	(948,979)	(644,551)
Borrowings from secured revolving credit facility	624,828	89,619
Repayments to secured revolving credit facility	(448,996)	(70,115)
Cash paid for secured revolving credit facility issuance costs	(527)	(4)
Proceeds from issuance of convertible senior notes, net of issuance costs	561,529	647,486
Purchases of capped calls related to convertible senior notes	(62,647)	—
Payments for repurchases and conversions of convertible senior notes	(2,159)	(108,061)
Principal payments under finance lease obligations	(796)	(221)
Other financing payables	(10,611)	4,074
Net cash provided by financing activities	650,341	694,227
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6)	(3)
Net change in cash, cash equivalents, and restricted cash	(227,539)	698,372
Cash, cash equivalents, and restricted cash:
Beginning of period	945,820	247,448
End of period	$718,281	$945,820

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Monthly average visitors (in thousands)	44,665	49,147	48,437	46,202	44,135	49,258	42,537	35,519
Real estate services transactions
Brokerage	19,428	21,929	21,006	14,317	16,951	18,980	13,828	10,751
Partner	4,603	4,755	4,597	3,944	4,940	5,180	2,691	2,479
Total	24,031	26,684	25,603	18,261	21,891	24,160	16,519	13,230
Real estate services revenue per transaction
Brokerage	$10,900	$11,107	$11,307	$10,927	$10,751	$10,241	$9,296	$9,520
Partner	2,819	2,990	3,195	3,084	3,123	2,988	2,417	2,535
Aggregate	9,352	9,661	9,850	9,233	9,030	8,686	8,175	8,211

Aggregate home value of real estate services transactions (in millions)	$13,255	$14,926	$14,612	$9,710	$11,478	$12,207	$7,576	$6,098
U.S. market share by value	1.15%	1.16%	1.18%	1.16%	1.04%	1.04%	0.94%	0.92%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	61%	62%	64%	62%	63%	63%	63%	61%
Average number of lead agents	2,485	2,370	2,456	2,277	1,981	1,820	1,399	1,826
RedfinNow Homes Sold	600	388	292	171	83	37	162	171
Revenue per RedfinNow Home Sold	622,251	599,010	570,930	525,173	471,551	504,583	444,690	461,916

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Real estate services (brokerage)	$211,756	$182,244	$849,288	607,513
Real estate services (partner)	12,976	15,426	54,046	43,695
Properties	377,065	39,399	880,653	209,686
Rentals	38,923	—	121,877	—
Mortgage	3,996	5,140	19,818	15,835
Other	3,347	3,073	13,609	12,377
Intercompany eliminations	(5,006)	(765)	(16,526)	(3,013)
Total	$643,057	$244,517	$1,922,765	$886,093

Cost of revenue
Real estate services	$149,529	$116,835	$603,320	$417,140
Properties	373,105	41,275	870,052	214,382
Rentals	6,774	—	21,739	—
Mortgage	6,690	4,585	26,096	15,627
Other	3,941	2,467	14,264	9,847
Intercompany eliminations	(5,006)	(765)	(16,526)	(3,013)
Total	$535,033	$164,397	$1,518,945	$653,983

Gross Profit
Real estate services	75,203	80,835	300,014	234,068
Properties	3,960	(1,876)	10,601	(4,696)
Rentals	32,149	—	100,138	—
Mortgage	(2,694)	555	(6,278)	208
Other	(594)	606	(655)	2,530
Total	$108,024	$80,120	$403,820	$232,110

Real estate services, properties, mortgage, and other operating expenses	85,699	54,481	367,269	231,318
Rentals operating expenses	47,554	—	146,504	—
Interest income	163	215	635	2,074
Interest expense	(3,939)	(11,864)	(11,762)	(19,495)
Income tax benefit	744	—	6,107	—
Other income (expense), net	1,259	45	5,360	(1,898)
Net (loss) income	$(27,002)	$14,035	$(109,613)	$(18,527)